Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2013, except for Note 16(B), as to which the date is June 3, 2013, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-188605) and related Prospectus of bluebird bio, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 3, 2013